Exhibit 23.01




                                            INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this post-effective amendment no. 1 to registration statement no. 333-18973 of SCANA Corporation on Form S-8 of our report dated February 8, 2002 (March 1, 2002 as to Note 16), appearing in the Annual Report on Form 10-K, of SCANA Corporation for the year ended December 31, 2001.





s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
November 4, 2002